Exhibit 23(j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 29 to Registration Statement No. 2-98494 on Form N-1A of our reports dated October 16, 2003 relating to the financial statements of Federated U.S. Government Bond Fund, Inc. for the year ended August 31, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



Deloitte & Touche LLP
Boston, Massachusetts
October 27, 2003